Exhibit (c)

The Stock Exchange of Hong Kong Limited, Hong Kong Exchanges and Clearing Limited, Hong Kong Securities Clearing Company Limited and the Hong Kong Securities and Futures Commission take no responsibility for the contents of this redemption form, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this redemption form.

Unless the context otherwise requires, terms used in this form shall bear the same meanings as those defined in the CIRCULAR TO UNITHOLDERS IN RELATION TO (1) CHANGE OF INVESTMENT OBJECTIVE AND POLICIES, (2) ONE-OFF REDEMPTION OFFER, (3) AMENDMENTS TO THE TRUST DEED BY THE SUPPLEMENTAL TRUST DEED AND (4) NOTICE OF GENERAL MEETING dated 20 July 2012 (“Unitholder Circular”) issued by HSBC GLOBAL ASSET MANAGEMENT (HONG KONG) LIMITED as manager of HSBC CHINA DRAGON FUND.

REDEMPTION FORM — FOR USE IF YOU WANT TO ACCEPT THE ONE-OFF REDEMPTION OFFER UNDER THE UNITHOLDER CIRCULAR.

HSBC CHINA DRAGON FUND

a Hong Kong unit trust authorised under section 104 of the Securities and Futures Ordinance

(Chapter 571 of the Laws of Hong Kong)

(Stock Code: 820)

Receiving Agent

FOR THE CONSIDERATION stated below, the holder(s) (“Unitholder(s)”) of unit(s) (“Units”) of the Fund named below hereby participate in the One-Off Redemption Offer subject to the terms and conditions contained herein and in the Unitholder Circular.

Computershare Hong Kong Investor Services Limited, Shops 1712—1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong	Number of Unit(s) (Note)	FIGURE	WORDS

Certificate number(s)

	Unitholder(s) name(s) and address(es) in full (EITHER TYPEWRITTEN OR WRITTEN IN BLOCK CAPITALS)	Family name(s) or company name(s):	Forename(s):
		Registered Address:	Telephone number:

	CONSIDERATION	The net asset value per Unit of the HSBC CHINA DRAGON FUND as at the Redemption Date less the Redemption Levy (i.e. up to 2% of the net asset value of the Units being redeemed)

Signed by the Unitholder(s) in the presence of:			ALL JOINT REGISTERED UNITHOLDERS MUST SIGN HERE

SIGNED by the Unitholder(s), this day of , 2012

SIGNATURE OF WITNESS

NAME OF WITNESS

Address of Witness

Occupation

Note: Insert the total number of Units for which the One-off Redemption Offer is accepted.

THIS REDEMPTION FORM IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to any aspect of this redemption form or as to the action to be taken, you should consult your licensed securities dealer or registered institution in securities, bank manager, solicitor, professional accountant or other professional adviser.

If you have sold or transferred all your Units, you should at once hand this redemption form and the accompanying Unitholder Circular to the purchaser(s) or the transferee(s) or to the bank or the licensed securities dealer or registered institution in securities or other agent through whom the sale or transfer was effected for transmission to the purchaser(s) or transferee(s).

The making of the One-Off Redemption Offer to certain persons resident in jurisdictions outside Hong Kong may be affected by the laws of the relevant jurisdictions. If you are a citizen or resident or national of a jurisdiction outside Hong Kong, you should inform yourself about or obtain appropriate legal advice regarding the implications of the One-Off Redemption Offer in the relevant jurisdictions and observe any applicable regulatory or legal requirements. It is your responsibility if you wish to accept the One-Off Redemption Offer to satisfy yourself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required or the compliance with other necessary formalities, regulatory or legal requirements and the payment of any transfer or cancellation or other taxes due in respect of such jurisdiction.

HOW TO COMPLETE THIS FORM

This redemption form should be read in conjunction with the Unitholder Circular. The defined terms under the section “Definitions” in the Unitholder Circular are incorporated into and form part of this redemption form.

To accept the One-off Redemption Offer made by the Fund, you should duly complete and sign this redemption form and forward this form, together with the relevant certificate(s) representing the Units and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of the Units which is/are in your name which you intend to accept the One-off Redemption Offer, by post or by hand, marked “HSBC CHINA DRAGON FUND — One-off Redemption Offer” on the envelope, to the Receiving Agent, Computershare Hong Kong Investor Services Limited at Shops 1712—1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong as soon as possible, but in any event so as to reach the Receiving Agent no later than 4:30 p.m. on 4 September 2012 (or such later time and/or date(s) as the Fund may determine and announce with the consent of the Trustee of the Fund and HSBC Global Asset Management (Hong Kong) Limited).

If the number of Units to be redeemed is not indicated on this redemption form or is not indicated in a legible manner, the relevant Unitholder shall be deemed to have accepted the One-off Redemption Offer in regard to such number of Units as supported by the certificate(s) of Units given.

If the number of Units to be redeemed as indicated on this redemption form is greater than the number of Units as supported by the certificate(s) of Units given, the relevant Unitholder shall be deemed to have accepted the One-off Redemption Offer in regard to such number of Units as supported by the certificate(s) of Units given.

FORM OF ACCEPTANCE OF THE ONE-OFF REDEMPTION OFFER

To: The HSBC China Dragon Fund and HSBC Global Asset Management (Hong Kong) Limited

1.     My/Our execution of this redemption form (whether or not such form is dated), which shall be binding on my/our successors and assignees, shall constitute:

(a)  my/our irrevocable acceptance of the One-off Redemption Offer made by HSBC Global Asset Management (Hong Kong) Limited as manager of the Fund, as contained in the Unitholder Circular, for the consideration and subject to the terms and conditions therein and herein mentioned, in respect of the number of Units specified in this redemption form;

(b)  my/our irrevocable instruction and authority to HSBC Global Asset Management (Hong Kong) Limited and/or the Fund, the Receiving Agent and/or their respective agent(s) to send (i) with respect to the portion of my/our Units redeemed under the One-off Redemption Offer, a cheque crossed “Not negotiable — account payee only” drawn in my/our favour for the cash consideration to which I/we shall have become entitled under the terms of the One-off Redemption Offer, by ordinary post at my/our risk to the person and the address stated below or, if no name and address is stated below, to me or the first-named of us (in the case of joint registered Unitholders) at the registered address shown in the register of Unitholders within 10 Business Days after the Value Day and (ii) with respect to the portion of my/our Units NOT redeemed under the One-off Redemption Offer, the relevant certificate(s) representing such number of Units which is/are in my/our name, by ordinary post at my/our risk to the person and the address stated below or, if no name and address is stated below, to me or the first-named of us (in the case of joint registered Unitholders) at the registered address shown in the register of Unitholders within 10 Business Days after the Value Day:

(Insert name and address of the person to whom the cheque is to be sent if different from the registered Unitholder or the first-named of joint registered Unitholders.)

Name: (in block capitals)

Address: (in block capitals)

(c)  my/our irrevocable instruction and authority to HSBC Global Asset Management (Hong Kong) Limited and/or the Fund or such person or persons as they may direct to complete, amend and execute any document on my/our behalf including without limitation to insert a date in this redemption form or, if I/we or any other person shall have inserted a date, to delete such date and insert another date in this redemption form and to do any other act that may be necessary or expedient for the purpose of vesting in the Fund or such person or persons as they may direct my/our Unit(s) tendered for acceptance of the One-off Redemption Offer;

(d)  my/our undertaking to execute such further documents and to do such acts and things by way of further assurance as may be necessary or desirable to redeem my/our Unit(s) tendered for acceptance under the One-off Redemption Offer to the Fund, HSBC Global Asset Management (Hong Kong) Limited or such person or persons as they may direct free from all third party rights, liens, charges, equities, adverse interests and encumbrances whatsoever and together with all rights attaching thereto as at the date of the May 2012 Announcement or subsequently becoming attached to them;

(e)  my/our agreement to ratify each and every act or thing which may be done or effected by HSBC Global Asset Management (Hong Kong) Limited and/ or the Fund or their respective agents or such person or persons as it/they may direct on the exercise of any of the authorities contained herein;

(f)  my/our irrevocable instruction and authority to HSBC Global Asset Management (Hong Kong) Limited and/or the Fund or their respective agent(s) to collect from HSBC Global Asset Management (Hong Kong) Limited or the Fund or the Receiving Agent on my/our behalf the certificate(s) in respect of the Units due to be issued to me/us in accordance with, and against surrender of, the enclosed other document(s) of title (if any) (and/or any satisfactory indemnity or indemnities required in respect thereof), which has/have been duly signed by me/us, and to deliver the same to the Receiving Agent and to authorise and instruct the Receiving Agent to hold such certificate(s) subject to the terms and conditions of the One-off Redemption Offer as if it/they were certificate(s) delivered to the Receiving Agent together with this Redemption Form; and

(g)  my/our appointment of HSBC Global Asset Management (Hong Kong) Limited and/or the Fund as my/our attorney in respect of all the Unit(s) to which this redemption form relates, such power of attorney to take effect from the date and time on which the One-off Redemption Offer becomes unconditional in all respects and thereafter be irrevocable.

2.    I/We understand that acceptance of the One-off Redemption Offer by me/us will constitute a warranty by me/us to HSBC Global Asset Management (Hong Kong) Limited and/or the Fund that (i) the number of Unit(s) specified in this redemption form will be redeemed free from all third party rights, liens, charges, equities, adverse interests and encumbrances whatsoever and together with all rights attaching thereto as at the date of the May 2012 Announcement or subsequently becoming attached to them; and (ii) if my/our registered address is located in a jurisdiction outside Hong Kong, I/we have fully observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other consents, complied with all necessary regulatory formalities or legal requirements and paid any transfer or other taxes by whomsoever payable, that I/we have not taken or omitted to take any action which will or may result in HSBC Global Asset Management (Hong Kong) Limited and/or the Fund or any other person acting in breach of the legal or regulatory requirements of any jurisdiction in connection with the One-off Redemption Offer or my/our acceptance thereof, and am/are permitted under all applicable laws to receive and accept the One-off Redemption Offer, and any revision thereof, and that such acceptance is valid and binding in accordance with all applicable laws.

3.    In the event that my/our acceptance is not valid, or is treated as invalid, in accordance with the terms of the One-off Redemption Offer, all instructions, authorisations and undertakings contained in paragraph 1 above shall cease and in which event, I/we authorise and request you to return to me/us my/our certificate(s) representing the number of Units which is/are in my/our name and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof), together with this redemption form duly cancelled, by ordinary post at my/our risk to the person and address stated in paragraph 1(b) above or, if no name and address is stated, to me or the first-named of us (in the case of joint registered Unitholders) at the registered address shown in the register of Unitholders.

4.   I/We enclose the relevant certificate(s) and/or other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) for the whole or part of my/our holding of Unit(s) which are to be held by you on the terms and conditions of the One-off Redemption Offer. I/We understand that no acknowledgement of receipt of any redemption form, certificate(s) representing the Units and/or other document(s) of title (and/ or satisfactory indemnity or indemnities required in respect thereof) will be given. I/we further understand that all documents will be sent at my/our own risk.

5.   I/We warrant that I/we are the registered holder(s) of the number of Units specified in this redemption form and I/we have the full right, power and authority to sell and pass the title and ownership of such Units to the Fund by way of acceptance of the One-off Redemption Offer.

6.   I/We warrant to HSBC Global Asset Management (Hong Kong) Limited and the Fund that I/we have satisfied the laws of the jurisdiction where my/our address is stated in the register of Unitholders in connection with my/our acceptance of the One-off Redemption Offer, including the obtaining of any governmental, exchange control or other consents which may be required and the compliance with necessary formalities, regulatory or legal requirements.

7.   I/We warrant to HSBC Global Asset Management (Hong Kong) Limited and the Fund that I/we shall be fully responsible for payment of any transfer or cancellation or other taxes or duties payable in respect of the relevant jurisdiction where my/our address is stated in the register of Unitholders in connection with my/our acceptance of the One-off Redemption Offer.

8.   I/We acknowledge that, save as expressly provided in the Unitholder Circular and this redemption form, all acceptances, instructions, authorities and undertakings hereby given shall be irrevocable and unconditional.

9.   I/We acknowledge that my/our Units redeemed pursuant to the One-off Redemption Offer will be cancelled after the redemption.

10. I/We irrevocably undertake, represent, warrant and agree to and with HSBC Global Asset Management (Hong Kong) Limited and the Fund (so as to bind my/our successors and assigns) that in respect of the Units which are accepted or deemed to have been accepted under the One-off Redemption Offer, which acceptance has not been validly withdrawn, and which have not been cancelled, to give an authority to the Fund and/or its agents from me/us to send any notice, circular, warrant or other document or communication which may be required to be sent to me/us as a Unitholder (including any relevant certificate(s) representing my/our Units) to the attention of “HSBC China Dragon Fund” at Computershare Hong Kong Investor Services Limited, Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong.

11. The Fund reserves the right to treat as valid any acceptance of the One-off Redemption Offer which is not entirely in order or which is not accompanied by the relevant certificate(s) of the Units and/or other document(s) of title (and/or any satisfactory indemnity or indemnities in respect thereof), but, in such cases, the consideration due will not be despatched until the relevant certificate(s) and/ other document(s) of title (and/or any satisfactory indemnity or indemnities in respect thereof) has/have been received by the Receiving Agent.

If you have questions in relation to the One-off Redemption Offer, please telephone the Unitholder Helpline at (852) 2862 8646. The Unitholder Helpline is available from 9:00 a.m. to 6:00 p.m. Monday to Friday (other than public holidays) and will remain open until 4 September 2012. Please note that, the Unitholder Helpline will only be able to provide information contained in this document and information relating to the Fund’s register of Unitholders and will be unable to give advice on the merits of the One-off Redemption Offer or to provide financial, legal, tax or investment advice.

本贖回表格乃重要文件，請即處理。閣下如對本贖回表格的任何內容或應採取的行動有任何疑問，應諮詢閣下的持牌證券交易商或註冊證券機構、銀行經理、律師、專業會計師或其他專業顧問。

閣下如已將名下的單位全數出售或轉讓，應立即將本贖回表格及隨附的單位持有人通函送交買家或承讓人，或經手出售或轉讓的銀行或持牌證券交易商或註冊證券機構或其他代理人，以便轉交買家或承讓人。

向居住於香港境外司法管轄區的若干人士提出一次性贖回要約可能會受有關司法管轄區的法例影響。倘閣下為香港境外司法管轄區的公民或居民或國民，應自行瞭解一次性贖回要約於有關司法管轄區的影響或就此尋求適當法律意見，並遵守任何適用的監管或法律規定。閣下如欲接納一次性贖回要約，須自行負責令自己信納，就此全面遵守有關司法管轄區的法例，包括就有關司法管轄區取得可能規定所需的任何政府、外匯管制或其他同意，或符合其他必要手續、監管或法律規定，及支付應付的任何轉讓稅、註銷稅或其他稅項。

本表格填寫方法

本贖回表格應與單位持有人通函一併閱讀。單位持有人通函「定義」一節的界定詞彙，已納入本贖回表格並構成本贖回表格的一部分。

閣下如欲接納本基金提出的一次性贖回要約，應填妥及簽署本贖回表格，連同代表閣下有意接納一次性贖回要約的相關名下單位的證書及／或任何其他所有權文件(及／或就此所需並令人滿意的任何彌償保證)，以郵遞方式或由專人盡快送交收款代理香港中央證券登記有限公司，地址為香港灣仔皇后大道東183號合和中心17樓1712–1716號舖，信封面請註明「**滙豐中國翔龍基金 — 一次性贖回要約**」，惟無論如何不得遲於2012年9月4日下午4時30分(或本基金獲本基金受託人及滙豐環球投資管理(香港)有限公司同意而可能決定及公佈的較後時間及／或日期)送達收款代理。

倘將予贖回的單位數目並未列明於本贖回表格或並未清晰列明，則相關單位持有人將被視為已就所給予單位證書所證明的有關單位數目接納一次性贖回要約。

倘本贖回表格中列明的將予贖回單位數目大於所給予單位證書所證明的單位數目，則相關單位持有人將被視為已就所給予單位證書所證明的有關單位數目接納一次性贖回要約。

一次性贖回要約的接納表格

致： 滙豐中國翔龍基金及滙豐環球投資管理(香港)有限公司

1. 本人／吾等一經簽立本贖回表格(不論該表格是否已註明日期)，本人／吾等的繼承人及受讓人即受此約束，且有關簽立構成：

   (a) 本人／吾等按單位持有人通函及本表格所述代價並在其條款及條件的規限下，就本贖回表格所註明的單位數目，不可撤回地接納由滙豐環球投資管理(香港)有限公司(作為本基金經理人)提出、載於單位持有人通函的一次性贖回要約；

   (b) 本人／吾等不可撤回地指示及授權滙豐環球投資管理(香港)有限公司及／或本基金、收款代理及／或彼等各自的代理人，(i)就本人／吾等根據一次性贖回要約贖回的該部分，於計值日後的10個營業日內，以「不得轉讓 — 只准入抬頭人賬戶」方式向本人／吾等開出劃線支票，作為本人／吾等根據一次性贖回要約的條款應有權收取的現金代價，有關支票按以下地址以平郵方式寄予以下人士，或如無於下欄填上姓名及地址，則按單位持有人名冊所示登記地址以平郵方式寄予本人或吾等當中名列首位者(如屬聯名登記單位持有人)，郵誤風險概由本人／吾等承擔，並且(ii)就本人／吾等根據一次性贖回要約不贖回該部分的單位，於計值日後的10個營業日內，將代表本人／吾等名下該等單位數目的相關證書按以下地址以平郵方式寄予以下人士，或如無於下欄填上姓名及地址，則按單位持有人名冊所示登記地址以平郵方式寄予本人或吾等當中名列首位者(如屬聯名登記單位持有人)，郵誤風險概由本人／吾等承擔：

   (倘收取支票的人士並非登記單位持有人或名列首位的聯名登記單位持有人，則請於下欄填上該名人士的姓名及地址。)

   姓名：(請用正楷填寫) ______________________________

   地址：(請用正楷填寫) ______________________________

   (c) 本人／吾等不可撤回地指示及授權滙豐環球投資管理(香港)有限公司及／或本基金或彼等可能指定的有關人士，代表本人／吾等填妥、修訂及簽立任何文件，包括但不限於在本贖回表格填上日期，或(如本人／吾等或任何其他人士已在本贖回表格填上日期)刪去該日期然後填上另一日期，以及作出任何其他可能必需或權宜的行動，以將本人／吾等接納一次性贖回要約而提交的單位轉歸本基金或彼等可能指定的有關人士所有；

   (d) 本人／吾等承諾於必需或合宜時簽立其他有關文件及以進一步保證的方式作出有關行動及事宜，以贖回本人／吾等根據接納一次性贖回要約而提交予本基金、滙豐環球投資管理(香港)有限公司或彼等可能指定的有關人士的單位，該等被贖回單位不附帶任何性質的一切第三方權利、留置權、押記、衡平權、不利權益及產權負擔，並連同於2012年5月公告日期附於、或將於其後附於該等單位的一切權利；

   (e) 本人／吾等同意追認滙豐環球投資管理(香港)有限公司及／或本基金或彼等各自的代理人或彼／彼等可能指定的有關人士於行使本表格所載任何權限時可能作出或進行的各種行動或事宜；

   (f) 本人／吾等不可撤回地指示及授權滙豐環球投資管理(香港)有限公司及／或本基金或彼等各自的代理人，在交回隨附經本人／吾等正式簽署的其他所有權文件(如有)(及／或任何就此所需並令人滿意的彌償保證)後，憑此代表本人／吾等向滙豐環球投資管理(香港)有限公司或本基金或收款代理領取本人／吾等就單位應獲發的證書，並將有關證書送交收款代理，且授權及指示收款代理在一次性贖回要約的條款及條件的規限下持有有關證書，猶如有關證書連同本贖回表格一併送交收款代理；及

   (g) 本人／吾等委任滙豐環球投資管理(香港)有限公司及／或本基金為本人／吾等就本贖回表格所涉全部單位的受權人，該授權書於一次性贖回要約在所有方面成為無條件的日期及時間起生效，並隨後不得撤回。

2. 本人／吾等明白，本人／吾等接納一次性贖回要約，將構成本人／吾等向滙豐環球投資管理(香港)有限公司及／或本基金保證：(i)本贖回表格所註明的單位數目，將在不附帶任何性質的一切第三方權利、留置權、押記、衡平權、不利權益及產權負擔，並連同於2012年5月公告日期附於、或將於其後附於該等單位的一切權利的情況下贖回；及(ii)倘本人／吾等的註冊地址位於香港境外的司法管轄區，本人／吾等已全面遵守所有有關司法管轄區的法例，取得所有所需的政府、外匯管制或其他同意，符合所有必要的監管手續或法律規定，及已支付任何人士應付的任何轉讓稅或其他稅項，本人／吾等並無採取或不採取任何行動而將引致或可能引致滙豐環球投資管理(香港)有限公司及／或本基金或任何其他人士違反與一次性贖回要約或本人／吾等接納一次性贖回要約有關的任何司法管轄區的法律或監管規定，且本人／吾等根據所有適用法例獲准收取及接納一次性贖回要約(及其任何修改)，而按照所有適用法例，該接納為有效及具有約束力。

3. 倘按一次性贖回要約的條款本人／吾等的接納屬無效或被視為無效，則上文第1段所載的所有指示、授權及承諾均會失效；在此情況下，本人／吾等授權並要求你們將代表本人／吾等名下單位數目的證書及／或任何其他所有權文件(及／或任何就此所需並令人滿意的彌償保證)連同已正式註銷的本贖回表格，以平郵方式寄予上文第1(b)段所列的人士及地址以交還本人／吾等，或如未有列明姓名及地址，則按單位持有人名冊所示登記地址以平郵方式寄予本人或吾等當中名列首位者(如為聯名登記單位持有人)以交還本人／吾等，郵誤風險概由本人／吾等承擔。

4. 本人／吾等茲附上將由你們按一次性贖回要約的條款及條件持有的本人／吾等所持全部或部份單位的有關證書及／或其他所有權文件(及／或任何就此所需並令人滿意的彌償保證)。本人／吾等明白，概不會就任何提交的贖回表格、代表單位的證書及／或其他所有權文件(及／或就此所需並令人滿意的彌償保證)發出認收書。本人／吾等亦了解，寄發一切文件的郵誤風險概由本人／吾等自行承擔。

5. 本人／吾等保證，本人／吾等為本贖回表格所列數目的單位的登記持有人，且本人／吾等有十足權利、權力及授權，可以接納一次性贖回要約的方式向本基金出售有關單位及轉移有關單位的所有權及擁有權。

6. 本人／吾等向滙豐環球投資管理(香港)有限公司及本基金保證，本人／吾等已遵守於單位持有人名冊所列本人／吾等地址的所在司法管轄區關於本人／吾等接納一次性贖回要約的法例，包括取得可能規定所需的任何政府、外匯管制或其他同意，及符合必要手續、監管或法律規定。

7. 本人／吾等向滙豐環球投資管理(香港)有限公司及本基金保證，本人／吾等將全面負責支付於單位持有人名冊所列本人／吾等地址的所在有關司法管轄區，關於本人／吾等接納一次性贖回要約而應付的任何轉讓稅、註銷稅或其他稅項或徵稅。

8. 本人／吾等確認，除單位持有人通函及本贖回表格明文規定外，據此作出的所有接納、指示、授權及承諾均不可撤回及為無條件。

9. 本人／吾等確認，本人／吾等根據一次性贖回要約贖回的單位將於贖回後註銷。

10. 本人／吾等向及對滙豐環球投資管理(香港)有限公司及本基金不可撤回地承諾、聲明、保證及同意(本人／吾等的繼承人及承讓人亦受此約束)，就根據一次性贖回要約獲接納或被視為已獲接納的(接納未被有效撤回)以及未註銷的單位而言，本人／吾等授權本基金及／或其代理人，將可能須向本人／吾等(作為單位持有人)寄發的任何通告、通函、保證書或其他文件或通訊(包括代表本人／吾等單位的任何有關證書)寄送予香港中央證券登記有限公司(收件人：「滙豐中國翔龍基金」)，地址為香港灣仔皇后大道東183號合和中心17樓1712–1716號舖。

11. 本基金保留將任何並不完全恰當或無隨附有關單位證書及／或其他所有權文件(及／或任何就此所需並令人滿意的彌償保證)的一次性贖回要約的接納視為有效的權利，惟在該等情況下，應付的代價將不會寄發，直至收款代理已收到有關證書及／或其他所有權文件(及／或任何就此所需並令人滿意的彌償保證)為止。

閣下如對一次性贖回要約有任何疑問，請致電單位持有人熱線(852) 2862 8646。單位持有人熱線的開放時間為星期一至五上午九時正至下午六時正(公眾假期除外)，單位持有人熱線將一直開放至2012年9月4日止。請注意，單位持有人熱線將僅能提供本文件所載資料及有關本基金單位持有人名冊的資料，而不能就一次性贖回要約的利弊給予意見或提供財務、法律、稅務或投資意見。

PERSONAL DATA

Personal Information Collection Statement

The main provisions of the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “Privacy Ordinance”) came into effect in Hong Kong on 20 December 1996. This personal information collection statement informs you of the policies and practices of HSBC Global Asset Management (Hong Kong) Limited and/or the Fund, and the Receiving Agent in relation to personal data and the Privacy Ordinance.

1.   Reasons for the collection of your personal data

To accept the One-off Redemption Offer for your Units, you must provide the personal data requested. Failure to supply the requested data may result in the processing of your acceptance being rejected or delayed.

It is important that you inform HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and/or the Receiving Agent immediately of any inaccuracies in the data supplied.

2.   Purposes

The personal data which you provide on this form may be used, held and/or stored (by whatever means) for the following purposes:

•    processing your acceptance and verification or compliance with the terms and application procedures set out in this redemption form and the Unitholder Circular;

•    cancelling the Unit(s) registered in your name;

•    maintaining or updating the relevant register of holders of the Unit(s);

•    conducting or assisting to conduct signature verifications, and any other verification or exchange of information;

•    establishing your entitlements under the One-off Redemption Offer;

•    distributing communication from HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and/ or their respective agents, such as the Receiving Agent;

•    compiling statistical information and profiles of the Unitholders;

•    making disclosures as required by laws, rules or regulations (whether statutory or otherwise);

•    disclosing relevant information to facilitate claims or entitlements;

•    any other purpose in connection with the business of HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and/or the Receiving Agent; and

•    any other incidental or associated purposes relating to the above and/or to enable HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and/or the Receiving Agent to discharge their obligations to the Unitholders and/or regulators and any other purpose to which the Unitholders may from time to time agree to or be informed of.

3.   Transfer of personal data

The personal data provided in this form will be kept confidential but HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and the Receiving Agent may, to the extent necessary for achieving the purposes above or any of them, make such enquiries as they consider necessary to confirm the accuracy of the personal data and, in particular, they may disclose, obtain, transfer (whether within or outside Hong Kong) such personal data to, from or with any and all of the following persons and entities:

•    HSBC Global Asset Management (Hong Kong) Limited’s and/or the Fund’s advisers and/or agent(s), such as financial advisers, legal advisers and the Receiving Agent;

•    any agents, contractors or third party service providers who offer administrate, telecommunications, computer, payment or other services to HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and/ or the Receiving Agent in connection with the operation of its business;

•    the Stock Exchange, the SFC and any other regulatory or governmental bodies;

•    any other persons or institutions with which you have or propose to have dealings, such as your bankers, solicitors, accountants, licensed securities dealers or registered institutions in securities; and

•    any other persons or institutions whom HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and/or the Receiving Agent consider(s) to be necessary or desirable in the circumstances.

4.   Access to and correction of personal data

The Privacy Ordinance provides you with rights to ascertain whether HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and/or the Receiving Agent holds your personal data, to obtain a copy of that data, and to correct any data that is incorrect.

In accordance with the Privacy Ordinance, HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and/or the Receiving Agent have the right to charge a reasonable fee for the processing of any data access request. All requests for access to data or correction of data or for information regarding policies and practices and the kinds of data held should be addressed to HSBC Global Asset Management (Hong Kong) Limited and/or the Fund and/or the Receiving Agent (as the case may be).

BY SIGNING THIS REDEMPTION FORM YOU AGREE TO ALL OF THE ABOVE